UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2016

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

Reservation of Rights Letters

On July 15, 2016, Viacom Inc. (“Viacom” or the “Company”) received “reservation of rights” letters from counsel to each of Philippe P. Dauman, the Company’s Executive Chairman, President and Chief Executive Officer, and Thomas E. Dooley, the Company’s Senior Executive Vice President and Chief Operating Officer. The letters were delivered in light of the delivery on June 16, 2016 to Viacom of purportedly valid written consents of stockholders by National Amusements, Inc. and one of its subsidiaries claiming to remove five directors of Viacom, including Mr. Dauman. The letters note that Messrs. Dauman and Dooley are highly engaged in overseeing Viacom’s operations and are committed to pursuing and executing Viacom’s strategic plan for the duration of their respective employment agreements. Each letter refers to the executive’s right under his employment agreement to resign upon the occurrence of certain events that constitute “Good Reason” (subject to the Company’s opportunity to cure). The letters note the belief of the authors and each executive that such events have not occurred, but, in order to preserve their rights, the executives exercise the right to resign for “Good Reason” effective 31 days after the entry of a judicial order from which no appeal may be taken establishing the validity of the purported removals. No such order is now in effect and therefore no resignations have yet occurred. For purposes of clarity, the letters also note that if there is an entry of a judicial order from which no appeal may be taken establishing the invalidity of the purported director removals, the executive’s resignation of employment shall not take effect.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

	Exhibit No.	Description of Exhibit

	99.1	Philippe P. Dauman Reservation of Rights Letter, dated July 15, 2016.

	99.2	Thomas E. Dooley Reservation of Rights Letter, dated July 15, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date: July 18, 2016

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Philippe P. Dauman Reservation of Rights Letter, dated July 15, 2016.

99.2	Thomas E. Dooley Reservation of Rights Letter, dated July 15, 2016.